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                                 EXHIBIT 10.39
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                 BONUS PLAN FOR EXECUTIVES OF SUBSIDIARIES AND
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                 DIVISIONS OF BACOU USA, INC. FOR 1998 AND 1999
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                               February 23, 1998
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The Board of Directors of Bacou USA, Inc. has approved and adopted a bonus Plan for certain executives of its operating subsidiaries and divisions who serve at the President or Vice President levels. In order to be eligible to receive any amount under this Plan, an Executive must be designated a participant pursuant to a written employment arrangement and be employed at a subsidiary or of Bacou USA on December 31 of the year for which the bonus is determined. The Bonus Plan will be administered by the Compensation Committee of the Board of Directors of Bacou USA, Inc. in its discretion, and all determinations by such Committee shall be final and not subject to appeal.

The annual bonus for each covered executive will be determined based upon the criteria described below. Any percentage to be applied pursuant to this Plan shall be applied to the amount of base salary paid by the subsidiary or division of Bacou USA (not including any unaffiliated predecessor business) to the Executive during the fiscal year for which the bonus is paid. If the executive is employed at a subsidiary with more than one operating division, the criteria will reflect either subsidiary or divisional financial results, depending upon the executive's employment agreement, hiring letter or job description. If the subsidiary or division was not affiliated with Bacou USA, Inc. for part of the applicable fiscal year of part or all of the prior fiscal year, then predecessor results will be used by Bacou USA, Inc. to prepare comparable pro forma results for purposes of applying this Plan. The criteria are as follows:

1. The operating profit of either the subsidiary or division which employs the executive, determined in accordance with GAAP and expressed as a percentage of net sales; provided, however, that operating profit shall be determined before amortization of intangible assets established pursuant to purchase accounting rules, before interest on intercompany debt and before income taxes.

       This criterion shall result in a bonus percentage of one of the following amounts, depending upon the applicable operating profit percentage from the following chart:

       * up to 5%                  =no bonus is being paid under this criteria
       * above 5%, up to 10%       =5% of base salary will be paid
       * above 10%, up to 15%      =10% of base salary will be paid
       * above 15%, up to 20%      =15% of base salary will be paid
       * above 20%, up to 25%      =20% of base salary will be paid
       * above 25%, up to 30%      =25% of base salary will be paid
       * above 30%, up to 35%      =30% of base salary will be paid
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Bonus Plan for Executives of Subsidiaries and Divisions of Bacou USA, Inc. for
1998 and 1999
February 23, 1998
Page Two


     *  above 35%                   = 35% of base salary will be paid

2. The growth of the subsidiary's or division's net sales, determined by comparing the net sales for the bonus year against the prior fiscal year, with an additional bonus equal to one of the following amounts:

     *  up to 5.0%                  = no bonus is being paid under this criteria
     *  above 5%, up to 10%         = 5% of base salary will be paid
     *  above 10%, up to 15%        = 7% of base salary will be paid
     *  above 15%                   = 10% of base salary will be paid

3. The growth of the subsidiary's or division's operating profit, determined by comparing the operating profit for the bonus year against the prior fiscal year, with an additional bonus equal to one of the following amounts:

     *  growth up to 5.0%           = no bonus is being paid under this criteria
     *  growth above 5%, up to 10%  = 5% of base salary will be paid
     *  growth above 10%, up to 15% = 10% of base salary will be paid
     *  growth above 15%            = 15% of base salary will be paid

4. Discretionary special bonus for engagements in addition to an executive's main job, as per the recommendation of the CEO of Bacou USA, Inc.

5. Discretionary adjustment of the amounts determined under paragraphs 1-3 as per the recommendation of the CEO of Bacou USA, Inc.




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